Exhibit 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-65396 and No. 333-41011) and Form S-8 (No. 2-76444, No. 33-44371, No. 33-51791, No. 33-60053, No. 333-22391, No. 333-31903,
No. 333-64207 and No. 333-90785) of CIGNA Corporation of our report dated February 8, 2000 appearing on Page 48 of the 1999 Annual Report to Shareholders of CIGNA Corporation, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference in such Registration Statements of our report on the Financial Statement Schedules, which appears on page FS-2 of this Form 10-K.


/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 7, 2000